EXHIBIT 99.1

Internap Reports First Quarter 2012 Financial Results

●	Revenue of $67.0 million compared with $59.4 million in the first quarter of 2011;

●	Segment profit1 of $35.9 million; segment margin1 of 53.5 percent, up 240 basis points year-over-year;

●	Adjusted EBITDA2 of $12.2 million; adjusted EBITDA margin2 of 18.3 percent;

●	Announces launch of Agile Hosting offering, a global on-demand hosting service and self-service configurator.

ATLANTA, GA – (April 26, 2012) Internap Network Services Corporation (NASDAQ: INAP), a leading provider of IT infrastructure services, today announced financial results for the first quarter of 2012.

“We were pleased with the solid revenue growth we generated in the first quarter. We drove sequential and year over year increases in our organic core data center business as well as in the newly acquired services from Voxel, which remains well on track to deliver 25 percent annual revenue growth,” said Eric Cooney, President and Chief Executive Officer of Internap.  “With our collective efforts set squarely on deploying high-value data center services, we were able to quickly reach a key Voxel integration milestone with today’s launch of Agile Hosting services, our new e-commerce IT Infrastructure offering.”

First Quarter 2012 Financial Summary
	1Q 2012	1Q 2011	4Q 2011	YoY Growth	QoQ Growth
Revenues:
Data center services	$39,938	$31,542	$35,316	27%	13%
IP services	27,090	27,862	27,484	-3%	-1%
Total Revenues	$67,028	$59,404	$62,800	13%	7%

Operating Expenses	$65,320	$60,292	$63,739	8%	2%

GAAP Net Income (Loss)	$107	$(1,500)	$4,198	n/m	n/m

Normalized Net Income (Loss)2	$1,554	$(400)	$269	n/m	n/m

Segment Profit	$35,874	$30,374	$32,876	18%	9%
Segment Margin	53.5%	51.1%	52.4%	240 BPS	110 BPS

Adjusted EBITDA	$12,233	$9,213	$12,605	33%	-3%
Adjusted EBITDA Margin	18.3%	15.5%	20.1%	280 BPS	-180 BPS

Revenue

●
Revenue totaled $67.0 million compared with $59.4 million in the first quarter of 2011 and $62.8 million in the fourth quarter of 2011. Revenue from Data center services increased year-over-year and sequentially.  IP services revenue decreased compared with both the first quarter of 2011 and the fourth quarter of 2011.

●
Data center services revenue improved 27 percent year-over-year and 13 percent sequentially to $39.9 million. Both the year-over-year and the sequential increases were attributable to the fourth quarter 2011 acquisition of Voxel as well as growth in core Data center services.

●
IP services revenue totaled $27.1 million, a decrease of 3 percent compared with the first quarter of 2011 and 1 percent sequentially, as traffic growth was more than offset by per unit price declines in IP.

Net (Loss) Income

●
GAAP net income was $0.1 million, or $0.00 per share, compared with GAAP net loss of $(1.5) million, or $(0.03) per share, in the first quarter of 2011 and GAAP net income of $4.2 million, or $0.08 per share, in the fourth quarter of 2011.

●
Normalized net income, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $1.6 million, or $0.03 per share.  Normalized net loss was $(0.4) million, or $(0.01) per share, in the first quarter of 2011, and $0.3 million or $0.01 per share, in the fourth quarter of  2011.

Segment Profit and Adjusted EBITDA

●
Segment profit totaled $35.9 million in the first quarter, an increase of 18 percent year-over-year and 9 percent sequentially.  Segment margin was 53.5 percent, increasing 240 basis points compared with the first quarter of 2011 and 110 basis points over the fourth quarter of 2011.

●
Segment profit in Data center services was $19.0 million, or 47.5 percent of Data center services revenue. IP services segment profit was $16.9 million, or 62.4 percent of IP services revenue. Increasing proportions of  higher-margin services, specifically colocation sold in company controlled data centers and hosting services, benefited Data center services segment profit compared with both the first quarter of 2011 and the fourth quarter of 2011.  Data center services segment margin increased 620 basis points year-over-year and 460 basis points sequentially to 47.5 percent.  IP services segment profit decreased 3 percent compared with the first quarter of 2011.  Sequentially, IP segment profit decreased 5 percent.   Lower revenue drove the year-over-year and sequential decreases in segment margins.  IP services segment margin increased 10 basis points year-over-year and decreased 210 basis points sequentially to 62.4 percent.

●
Adjusted EBITDA totaled $12.2 million in the first quarter, a 33 percent increase compared with the first quarter of 2011 and down 3 percent relative to Adjusted EBITDA in the fourth quarter of 2011. Adjusted EBITDA margin was 18.3 percent in the first quarter of 2012, up 280 basis points year-over-year and a decrease of 180 basis points sequentially. Higher operating costs in the first quarter were more than offset by improved segment profit relative to the first quarter of 2011. Sequentially, seasonally higher general and administrative costs outweighed the quarter-over-quarter increase in segment profit.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $30.8 million at March 31, 2012. Total debt was $106.9 million, net of discount, at the end of the quarter, including $48.2 million in capital lease obligations.
●	Cash generated from operations for the three months ended March 31, 2012 was $18.5 million. Capital expenditures over the same period were $16.8 million.

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	We had approximately 3,700 customers under contract at the end of the first quarter 2012.

●
Today, we announced the availability of our global Agile Hosting offering, which marks one of the first key technology deliverables resulting from the combination of Internap and Voxel. Combining Internap’s premium data center footprint and Performance IPTM with Voxel’s unified hosting platform, our Agile Hosting service allows enterprises to instantly scale high-performance physical and cloud infrastructure through a new self-service configurator.

●
In March, Forbes magazine and GMI, an independent financial analytics company in Los Angeles, rated Internap as one of America’s Most Trustworthy Companies, in the small-cap category. Now in its fifth year, the list identifies 100 organizations publicly traded on U.S. exchanges – from an initial group of more than 8,000 – that have consistently demonstrated transparent and conservative accounting practices and solid corporate governance and management.

1
Segment profit and segment margin are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

2
Adjusted EBITDA and Normalized Net Income (Loss) are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Normalized Net Income (Loss) are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share” in the attachment.

Conference Call Information:

Internap’s first quarter 2012 conference call will be held today at 5:00 p.m. EDT. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor services section of Internap’s web site at http://ir.internap.com/events.cfm.  The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Thursday, April 26, 2012 at 8 p.m. EDT through Wednesday, May 2, 2012 at 855-859-2056 using the replay code 70585644. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Transform your IT Infrastructure into a competitive advantage with IT IQ from Internap, intelligent IT Infrastructure solutions that combine unmatched performance and platform flexibility. Since 1996, thousands of enterprises have entrusted Internap to deliver their online applications across our portfolio of connectivity, colocation, managed hosting, cloud and hybrid services. For more information, visit our blog at http://www.internap.com/blog, or follow us on Twitter at http://twitter.com/internap.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our strategy to drive long-term profitable growth, our expectations regarding the expansion of our hosting capabilities and our efforts to integrate Voxel into our business. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to successfully integrate Voxel into our business; our ability to complete expansion of company-controlled data centers within the expected timeframe; our ability to sell into new data center space; the actual performance of our IT infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Andrew McBath
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
Revenues:
Data center services	$39,938	$31,542
Internet protocol (IP) services	27,090	27,862
Total revenues	67,028	59,404

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of
depreciation and amortization, shown below:
Data center services	20,970	18,530
IP services	10,184	10,500
Direct costs of customer support	6,728	5,110
Direct costs of amortization of acquired technologies	1,179	875
Sales and marketing	8,090	7,833
General and administrative	10,227	9,129
Depreciation and amortization	7,915	8,053
(Gain) loss on disposal of property and equipment, net	(16)	73
Restructuring	43	189
Total operating costs and expenses	65,320	60,292
Income (loss) from operations	1,708	(888)

Non-operating expense (income):
Interest expense	1,581	648
Other, net	45	38
Total non-operating expense (income)	1,626	686

Income (loss) before income taxes and equity in (earnings) of
equity method investment	82	(1,574)
Provision for income taxes	35	73
Equity in (earnings) of equity-method investment, net of taxes	(60)	(147)

Net income (loss)	107	(1,500)

Other comprehensive income:
Foreign currency translation adjustment	85	200

Comprehensive income (loss)	$192	$(1,300)

Basic and diluted net income (loss) per share	$0.00	$(0.03)

Weighted average shares outstanding used in computing
basic net income (loss) per share	50,336	50,124

Weighted average shares outstanding used in computing
diluted net income (loss) per share	51,033	50,124

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	March 31,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$30,849	$29,772
Accounts receivable, net of allowance for doubtful accounts of $1,750 and $1,668, respectively	17,886	18,539
Prepaid expenses and other assets	12,172	13,270
Total current assets	60,907	61,581

Property and equipment, net	215,027	198,369
Investment in joint venture	2,904	2,936
Intangible assets, net	25,501	26,886
Goodwill	59,675	59,471
Deposits and other assets	5,400	5,371
Deferred tax asset, net	2,117	2,096
Total assets	$371,531	$356,710

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,204	$21,746
Accrued liabilities	10,112	9,152
Deferred revenues	2,485	2,475
Capital lease obligations	3,271	2,154
Term loan, less discount of $204 and $206, respectively	3,546	2,794
Restructuring liability	2,626	2,709
Other current liabilities	156	151
Total current liabilities	49,400	41,181

Deferred revenues	2,447	2,323
Capital lease obligations	44,893	38,923
Revolving credit facility	509	100
Term loan, less discount of $317 and $367, respectively	54,683	55,383
Accrued contingent consideration	4,626	4,626
Restructuring liability	4,306	4,884
Deferred rent	15,859	16,100
Other long-term liabilities	1,004	1,020
Total liabilities	177,727	164,540

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 53,068 and 52,528 shares
outstanding, respectively	53	53
Additional paid-in capital	1,237,717	1,235,554
Treasury stock, at cost; 327 and 231 shares, respectively	(1,987)	(1,266)
Accumulated deficit	(1,041,765)	(1,041,872)
Accumulated items of other comprehensive loss	(214)	(299)
Total stockholders' equity	193,804	192,170
Total liabilities and stockholders' equity	$371,531	$356,710

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2012	2011
Cash Flows from Operating Activities:
Net income (loss)	$107	$(1,500)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,094	8,928
Gain (loss) on disposal of property and equipment, net	(16)	73
Stock-based compensation expense	1,404	911
Equity in (earnings) from equity-method investment	(60)	(147)
Provision for doubtful accounts	79	165
Non-cash changes in deferred rent	(240)	(70)
Deferred income taxes	-	(45)
Other, net	461	156
Changes in operating assets and liabilities:
Accounts receivable	575	963
Prepaid expenses, deposits and other assets	820	(657)
Accounts payable	5,505	(6,973)
Accrued and other liabilities	1,323	(1,086)
Deferred revenues	134	(130)
Accrued restructuring liability	(661)	(497)
Net cash flows provided by operating activities	18,525	91

Cash Flows from Investing Activities:
Purchases of property and equipment	(16,824)	(12,646)
Net cash flows used in investing activities	(16,824)	(12,646)

Cash Flows from Financing Activities:
Principal payments on credit agreement	-	(250)
Payments on capital lease obligations	(612)	(361)
Proceeds from exercise of stock options	628	365
Tax withholdings related to net share settlements of restricted stock awards	(721)	(480)
Other, net	(35)	(33)
Net cash flows used in financing activities	(740)	(759)
Effect of exchange rates on cash and cash equivalents	116	30
Net increase (decrease) in cash and cash equivalents	1,077	(13,284)
Cash and cash equivalents at beginning of period	29,772	59,582
Cash and cash equivalents at end of period	$30,849	$46,298

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net income (loss), normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss on disposals of property and equipment, impairments and restructuring and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net income (loss) is net income (loss) plus impairments and restructuring and stock-based compensation.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Internap believes that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net income (loss) and normalized net income (loss) per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Income (loss) from operations (GAAP)	$1,708	$(939)	$(888)
Stock-based compensation	1,404	994	911
Depreciation and amortization, including amortization of acquired technologies	9,094	11,333	8,928
(Gain) loss on disposal of property and equipment, net	(16)	-	73
Restructuring and impairments	43	1,217	189
Adjusted EBITDA (non-GAAP)	$12,233	$12,605	$9,213

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET INCOME (LOSS) AND
BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Net income (loss) (GAAP)	$107	$4,198	$(1,500)
Restructuring and impairments	43	1,217	189
Stock-based compensation	1,404	994	911
Deferred income tax benefit related to Voxel	-	(6,140)	-
Normalized net income (loss) (non-GAAP)	1,554	269	(400)

Normalized net income allocable to participating securities (non-GAAP)	(38)	(5)	-
Normalized net income (loss) available to common stockholders (non-GAAP)	$1,516	$264	$(400)

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	50,336	50,229	50,124
Participating securities (GAAP)	1,255	1,046	1,087
Diluted (GAAP)	51,033	50,679	50,124
Add potentially dilutive securities	-	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	(323)	(107)	-
Normalized diluted shares (non-GAAP)	50,710	50,572	50,124

Income (loss) per share (GAAP):
Basic and diluted	$0.00	$0.08	$(0.03)

Normalized net income (loss) per share (non-GAAP):
Basic	$0.03	$0.01	$(0.01)
Diluted	$0.03	$0.01	$(0.01)

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Revenues:
Data center services	$39,938	$35,316	$31,542
IP services	27,090	27,484	27,862
Total	67,028	62,800	59,404

Direct cost of network, sales and services, exclusive of
depreciation and amortization:
Data center services	20,970	20,164	18,530
IP services	10,184	9,760	10,500
Total	31,154	29,924	29,030

Segment Profit:
Data center services	18,968	15,152	13,012
IP services	16,906	17,724	17,362
Total	$35,874	$32,876	$30,374

Segment Margin:
Data center services	47.5%	42.9%	41.3%
IP services	62.4%	64.5%	62.3%
Total	53.5%	52.4%	51.1%